Exhibit 4.33

WAIVER AND AMENDMENT NO. 1

TO CREDIT AGREEMENT

This WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of March 4, 2014, by and among Wise Alloys LLC, a Delaware limited liability company (the “Borrower”), the other Credit Parties signatory hereto, General Electric Capital Corporation, as Agent (“Agent”), and the Lenders signatory hereto, amends that certain Credit Agreement, dated as of December 11, 2013 (the “Credit Agreement”), by and among the Borrower, the other Credit Parties party thereto, Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, Defaults and Events of Default (collectively, the “Specified Defaults”) have occurred under Sections 6.1(c) and 6.1(d) of the Credit Agreement due to the Borrower’s failure to deliver to Agent and each Lender (i) monthly financial statements in respect of the November 2013 fiscal month within thirty (30) days after the end of the November 2013 fiscal month, as currently required pursuant to Section 4.1(c) of the Credit Agreement (such monthly financial statements, the “November 2013 Financials”), (ii) a report in respect of the November 2013 Financials setting forth in comparative form the corresponding figures of the previous Fiscal Year and the corresponding figures from the most recent projections delivered pursuant to the Credit Agreement, and discussing the reasons for any significant variations, which report is required to be delivered with the November 2013 Financials pursuant to Section 4.2(a) of the Credit Agreement, (iii) quarterly financial statements in respect of the last Fiscal Quarter of the 2013 Fiscal Year within forty-five (45) days after the end of such Fiscal Quarter, as currently required pursuant to Section 4.1(b) of the Credit Agreement (such quarterly financial statements, the “Quarterly Financials”), (iv) a report in respect of the Quarterly Financials setting forth in comparative form the corresponding figures of the previous Fiscal Year and the corresponding figures from the most recent projections delivered pursuant to the Credit Agreement, and discussing the reasons for any significant variations, which report is required to be delivered with the Quarterly Financials pursuant to Section 4.2(a) of the Credit Agreement, (v) Compliance Certificates which are required to be delivered concurrently with the delivery of the November 2013 Financials and the Quarterly Financials pursuant to Section 4.2(b) of the Credit Agreement, (vi) reconciliations described in Section 4.2(i) of the Credit Agreement, which are required to be delivered at the time of delivery of the November 2013 Financials, and (vii) a Borrowing Base Certificate setting forth the Borrowing Base as at the end of the December 2013 calendar month within twenty (20) days after the end of the December 2013 calendar month, as currently required pursuant to Section 4.2(d) of the Credit Agreement;

WHEREAS, the Borrower has requested that Agent and Lenders agree to waive the Specified Defaults and to make certain amendments to the Credit Agreement; and

WHEREAS, the Lenders party hereto and Agent have agreed to waive the Specified Defaults and make such amendments, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment.

1. Waiver. Subject to the satisfaction of the condition precedent set forth in Paragraph 3 of this Amendment, Agent and the Lenders hereby waive the Specified Defaults.

2. Amendment to Credit Agreement. Subject to the satisfaction of the condition precedent set forth in Paragraph 3 of this Amendment, Section 4.2(a) of the Credit Agreement is hereby amended and restated to read as follows:

(a) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to Section 4.2(l) and discussing the reasons for any significant variations;

3. Effectiveness of this Amendment; Condition Precedent. The provisions of this Amendment shall be deemed to have become effective as of the date of this Amendment, but such effectiveness shall be expressly conditioned upon Agent’s receipt of a counterpart of this Amendment executed and delivered by duly authorized officers of the Borrower, each other Credit Party, the Required Lenders and Agent.

4. Miscellaneous.

(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b) Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d) Representations and Warranties. Each Credit Party hereby represents and warrants that, as of the date hereof:

(i) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(ii) its execution, delivery and performance of this Amendment and its performance of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not and will not: (1) contravene the terms of its Organizational Documents, (2) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its Property is subject, or (3) violate any Requirement of Law in any material respect; and

(iii) after giving effect to this Amendment, (1) no Default or Event of Default has occurred and is continuing and (2) each representation and warranty of such Credit Party contained in the Credit Agreement and in each other Loan Document to which it is a party is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(e) Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO, THIS AMENDMENT.

(f) Effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

(g) No Other Waiver. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or any other Loan Document or of any Default or Event of Default that may have occurred and be continuing or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(h) Agent’s Expenses. The Borrower hereby agrees to promptly reimburse Agent for all of the reasonable out-of-pocket costs and expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WISE ALLOYS LLC, as the Borrower

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Chief Legal Officer

WISE METALS GROUP LLC, as a Credit Party

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Chief Legal Officer

WISE ALLOYS FINANCE CORPORATION, as a Credit Party

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Chief Legal Officer

WISE ALLOYS FINANCE CORPORATION, as a Credit Party

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Chief Legal Officer

ALABAMA ELECTRIC MOTOR SERVICES, LLC, as a Credit Party

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Chief Legal Officer

Signature Page to

Waiver and Amendment No. 1

(Wise Alloys LLC)

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swingline Lender and a Lender

By:	/s/ Thomas G. Sullivan
	Name:	Thomas G. Sullivan
	Title:	Duly Authorized Signatory

Signature Page to

Waiver and Amendment No. 1

(Wise Alloys LLC)

GE CAPITAL BANK, as a Lender

By:	/s/ Woodrow Broaders Jr.
	Name:	Woodrow Broaders Jr.
	Title:	Duly Authorized Signatory

Signature Page to

Waiver and Amendment No. 1

(Wise Alloys LLC)

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kenneth B. Butler
	Name:	Kenneth B. Butler
	Title:	Senior Vice President

Signature Page to

Waiver and Amendment No. 1

(Wise Alloys LLC)